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                                                                  Exhibit 10.11

                                  TFH CORP.
                              900 Eighth Street
                           Columbus, Georgia 31902





                              October 14, 1997


Congress Financial Corporation
   (Southern)
200 Galleria Parkway
Suite 1500
Atlanta, Georgia 30339

        Re: Confirmation and Acknowledgement of Guarantee

Gentlemen:

        Reference is made to the Loan and Security Agreement, dated as of August 30, 1996, between Congress Financial Corporation (Southern) ("Lender") and Tom's Foods Inc. ("Borrower"), pursuant to which Lender and Borrower have entered into secured financing arrangements (the "Loan Agreement"). Pursuant to the Loan Agreement, TFH Corp. ("TFH") executed and delivered to Lender a Guarantee, dated as of August 30, 1996, pursuant to which, among other things, TFH absolutely and unconditionally guaranteed payment and performance of all Obligations of Borrower to Lender (the "Guarantee"). Capitalized terms used herein and not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Loan Agreement.

        In connection with the proposed issuance by Borrower of $60,000,000 of its 10 1/2% Senior Secured Notes due 2004, Borrower and Lender are about to enter into an Amended and Restated Loan and Security Agreement, dated as of the date hereof, amending and restating the terms and provisions governing the financing arrangements between Borrower and Lender (the "Amended Loan Agreement"). It is a condition precedent to the effectiveness of the Amended Loan Agreement and any loans and other financial accommodations to Borrower thereunder, that TFH execute and deliver to Lender this confirmation and acknowledgment.

        Accordingly, TFH hereby acknowledges and confirms to Lender that the Guarantee remains in full force and effect, unmodified, that the term "Guaranteed Obligations" as used therein shall include all present and future "Obligations" (as defined in the Amended Loan Agreement) of Borrower to Lender, and



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that TFH is and shall remain liable to Lender pursuant to the Guarantee, without offset, defense or counterclaim of any kind, nature or description.

        TFH hereby further represents and warrants to Lender that all of the representations and warranties contained in the Guarantee are true, correct and complete as of the date hereof, except to the extent, if any, that such representations and warranties specifically relate to a specified earlier date, in which case such representations and warranties are true and correct as of such specified earlier date.

        This confirmation and acknowledgement shall be binding upon TFH and its successors and assigns, and shall inure to the benefit of Lender and its successors and assigns.

        TFH WAIVES THE RIGHT TO TRIAL BY JURY IN RESPECT OF ANY MATTER ARISING OUT OF OR IN ANY WAY RELATING TO THE LOAN AGREEMENT, THE GUARANTEE OR THIS CONFIRMATION AND ACKNOWLEDGEMENT.

        This confirmation and acknowledgement shall be governed by, and construed in accordance with, the internal laws of the State of Georgia, without regard to principles of conflicts of law.

                                                   Very truly yours,

                                                   TFH CORP.

                                                   By: /s/ S. Albert Gaston
                                                      -------------------------

                                                   Title:  Vice President
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